UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 20, 2007

Real Paper Displays, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-142961 (Commission File Number)	20-4902288 (I.R.S. Employer Identification No.)

4340 Von Karman Avenue Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-2721 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on July 20, 2007, our Board of Directors appointed Mr. Brent E. Trentham to the Board of Directors as an independent Director. Mr. Trentham, age 64, is the former President and Chief Executive Officer of Composite Solutions Corporation located in the Puget Sound area of Washington State, a diversified composite products manufacturer serving the Aerospace and Industrial Composites Industries.

Having lived in Asia for more than two decades, Mr. Trentham was also formerly General Partner of Prince Sports Group Inc., and President of Prince Taiwan Ltd. with responsibilities in Global Sourcing, Research and Development, Quality Assurance and Asian Distribution. Mr. Trentham received his Bachelor’s Degree in Political Science and International Relations from the University of Arizona, and is a graduate of the American Graduate School of International Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2007	Real Paper Displays, Inc.
a Neveda corporation

/s/ Malcolm D. Lennie
By: Malcolm D. Lennie
Its: President